                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Daisytek International Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                       DAISYTEK INTERNATIONAL CORPORATION
                    1025 CENTRAL EXPRESSWAY SOUTH, SUITE 200
                               ALLEN, TEXAS 75013

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Daisytek International Corporation (the "Company"), which will be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, on Thursday, August 30, 2001 at 10:00 a.m. (central time).

     At the Annual Meeting, stockholders will be asked to elect directors, to ratify the appointment of Ernst & Young LLP as the Company's independent auditors and to approve an amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan. Information about these matters is contained in the attached Proxy Statement.

     The Company's management would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on August 30, 2001.

                                            Sincerely,

                                            /s/ JAMES R. POWELL

                                            James R. Powell
                                            President, Chief Executive Officer

August 6, 2001

                       DAISYTEK INTERNATIONAL CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 30, 2001

                             ---------------------

To the Stockholders of Daisytek International Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Daisytek International Corporation (the "Company") will be held on Thursday, August 30, 2001 at 10:00 a.m. (central time) at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, for the following purposes:

          1. To elect three Class I Directors;

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2002;

          3. To approve an amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 250,000 to 500,000; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 18, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained in the Company's current offices at 1025 Central Expressway South, Suite 200, Allen, Texas 75013 for ten days prior to the Annual Meeting and will be open to the examination of any stockholder during ordinary business hours of the Company.

     Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

     Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

                                            By Order of the Board of Directors

                                            /s/ R.W.DOHERTY,JR.

                                            R.W. Doherty, Jr.
                                            Secretary

Allen, Texas
August 6, 2001

                       DAISYTEK INTERNATIONAL CORPORATION
                    1025 CENTRAL EXPRESSWAY SOUTH, SUITE 200
                               ALLEN, TEXAS 75013
                                 (972) 881-4700

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Daisytek International Corporation, a Delaware corporation ("Daisytek" or the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, on Thursday, August 30, 2001, at 10:00 a.m. (central time), and at any and all adjournments thereof.

     This solicitation is being made on behalf of the Board of Directors of the Company. This Proxy Statement, Notice of Annual Meeting of Stockholders, the enclosed proxy card and the Company's 2001 Annual Report are being mailed to stockholders on or about August 6, 2001. Only one Annual Report and Proxy Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary information from one or more of the security holders.

     The shares represented by a proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the stockholder will be voted:

          (i) in favor of the election of the three Class I nominees to the Board of Directors listed in this Proxy Statement;

          (ii) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2002; and

          (iii) to approve an amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 250,000 to 500,000.

     Any proxy given by a stockholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice of revocation, in each case, to the Company's Secretary, at the Company's principal executive offices at the address set forth above. Stockholders who attend the Annual Meeting in person may withdraw their proxies at any time before their shares are voted by voting their shares in person.

     Stockholders of record at the close of business on July 18, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the outstanding voting securities of the Company consisted of 15,419,359 shares of common stock (excluding 3,352,305 shares of common stock in treasury), par value $.01 per share, each of which is entitled to one vote on all matters which may properly come before the Annual Meeting or any adjournment thereof.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. Abstentions and "broker non-votes" (nominees holding shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting.

     An affirmative vote of a majority of the votes present at the Annual Meeting, in person or by proxy, is required to approve (i) the election of the nominees to the Board of Directors, (ii) the appointment of Ernst & Young LLP as the Company's independent auditors and (iii) the amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 250,000 to 500,000. Abstentions on these proposals will have the same effect as a vote against such proposals. Broker non-votes will neither count for nor against these proposals and as a result will have no effect on the vote with respect thereto.

EXPLANATORY NOTE

     All references in this Proxy Statement to the Company's fiscal year mean the 12-month period ending on March 31 of such year.

     During October 2000, the Company announced the resignations from the Board of Directors of Mark C. Layton, Timothy M. Murray, James F. Reilly and Chris Yates, who were each associated with PFSweb, Inc. ("PFSweb"). Mr. Murray had been a member of both the Compensation Committee and the Audit Committee of the Company and Mr. Reilly had been a member of the Compensation Committee of the Company.

ITEM 1. ELECTION OF DIRECTORS

     The Board of Directors consists of seven members which are divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The Board of Directors is currently seeking a candidate to fill the vacancy in Class II.

     The term of Class I directors expires at the Annual Meeting. Each director elected as a Class I director at the Annual Meeting will have a term of three years. The nominees for the Class I directors are James R. Powell, Daniel T. Owen and Peter D. Wharf, who have been nominated and recommended by the Board of Directors. If elected, Messrs. Powell, Owen and Wharf are expected to serve until the Company's 2004 annual meeting of stockholders and until their successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of these nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if they should become unavailable to serve as directors, and if the Board designates substitute nominees, the persons named as proxies will vote for the substitute nominees designated by the Board. Directors will be elected by a majority of the votes present at the Annual Meeting.

     The following information, which has been provided by the individuals named, sets forth the nominees for election to the Board of Directors and the continuing Class II and III directors, such person's name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.

     The Board of Directors of the Company unanimously recommends a vote FOR the nominees set forth below.

                        DIRECTORS STANDING FOR ELECTION

                                    CLASS I
                    TERM EXPIRES AT THE 2004 ANNUAL MEETING

     James R. Powell, age 40, has held several senior management positions in his 13 years with the Company. Mr. Powell was named President and Chief Executive Officer of the Company during February 2000 after most recently serving as Senior Vice President. Mr. Powell was primarily responsible for the Company's largest division -- United States computer supplies -- for more than five years. Before that, he was Daisytek's Vice President of Sales and served in various other management positions in the Company. Mr. Powell has been a Director of Daisytek since 1996.

     Daniel T. Owen, age 53, has served as a non-employee Director of the Company since July 2000. Mr. Owen is an interactive television pioneer who transitioned to technology venture investing in 1996. Since 1997, Mr. Owen has been General Partner and co-founder of HO2 Partners, a venture capital firm focusing on early-stage Internet companies. Mr. Owen also founded Focus Networks, Inc., in 1989, a provider of satellite-delivered video sales training programs, and sold the company in 1995. Mr. Owen was a founding executive of

Spectradyne Inc., developing one of the world's largest pay movie systems, Spectravision, and served as Chief Operating Officer from 1987 to 1989. Mr. Owen currently serves on the board of directors of Power Up Networks, Inc., a network deployment and configuration software company, and Inner Wireless, Inc., an in-building wireless antenna company. Mr. Owen is on the Executive Committee of the Board of Directors of North Texas Public Broadcasting, Inc. (Channel 13, Channel 2 and 90.1 FM) and a senior advisor to the "Learning Village" Internet initiative at the University of Dayton, Ohio.

     Peter D. Wharf, age 42, has served as a Director of the Company since September 2000 and as Executive Vice President -- Worldwide Supplies of the Company since May 2000. Mr. Wharf previously served as Vice
President -- International Operations since 1997 and as
Director -- International Operations of the Company from 1992 to 1997. Prior to joining the Company in 1992, Mr. Wharf served in various sales capacities for ISA International plc ("ISA"), a distributor of computer supplies and related products in Western Europe.

                         DIRECTORS CONTINUING IN OFFICE

                                    CLASS II
                    TERM EXPIRES AT THE 2002 ANNUAL MEETING

     John D. (Jack) Kearney, age 47, has served as a Director of the Company since July 2000. He presently serves as Executive Vice President -- Corporate Development of the Company, a position he has held since February 2000. From March 1999 to February 2000, Mr. Kearney served as Vice President -- Corporate Development of the Company. From January 1998 to March 1999, Mr. Kearney served as Vice President of Corporate Development of F.Y.I., Incorporated, a single-source provider of document and information outsourcing solutions. Mr. Kearney has significant experience in investment banking, having served as Managing Director of Corporate Finance at Rauscher Pierce Refsnes, Inc. from July 1995 to December 1997, and Senior Vice President of Corporate Finance at Raymond James & Associates from September 1991 to July 1995.

                         DIRECTORS CONTINUING IN OFFICE

                                   CLASS III
                    TERM EXPIRES AT THE 2003 ANNUAL MEETING

     Peter P. J. Vikanis, age 50, has served as a non-employee Director of the Company since 1996. Mr. Vikanis served as Chief Operating Officer of ISA from 1991 to 1995, as a director of ISA from 1979 to 1995, and also served in various management capacities at ISA from 1971 to 1991.

     Dale A. Booth, age 42, has served as a non-employee Director of the Company since July 2000. Mr. Booth is Chairman and Chief Executive Officer of EngineX Networks Inc., a professional services firm serving the telecommunications industry. Mr. Booth joined EngineX Networks in September 2000, after more than 14 years of experience with Fujitsu Network Communications ("FNC"). At FNC, he held a number of senior management positions. Most recently, Mr. Booth was Senior Vice President and Chief Operating Officer of Fujitsu Network Services, FNC's public network professional services subsidiary. Mr. Booth also served as FNC's Chief Information Officer and the company's senior executive responsible for knowledge management, workforce development and quality management. Mr. Booth serves on the boards of the Texas Quality Foundation, the International Engineering Consortium and the Telecom Corridor 20.

     Nicholas A. Giordano, age 58, has served as a non-employee Director of the Company since November 2000. Mr. Giordano currently serves on the board of directors of Selas Corporation of America, Fotoball USA, Inc., WT Mutual Fund and Kalamar Investment. Mr. Giordano served as the interim President of LaSalle University from July 1998 to June 1999. Prior to August 1997, Mr. Giordano served for over 16 years as president and Chief Executive Officer of the Philadelphia Stock Exchange, and as Chairman of two of the exchange's subsidiaries -- Stock Clearing Corporation of Philadelphia and the Philadelphia Depository Trust Company. Mr. Giordano held several other positions at the Philadelphia Stock Exchange prior to his appointment as Chief Executive Officer.

EXECUTIVE OFFICERS

     In addition to the individuals named above, the following are the names, ages and positions of the other executive officers of the Company:

     William F. Bergeron, Jr., age 40, has served as Executive Vice
President -- Information Technologies and Chief Information Officer of the Company since March 2000. Mr. Bergeron previously served as Senior Vice President and Chief Technology Officer for Aegis Communications Group, Inc., an outsource provider of call center operations, since 1992.

     John Cullen, age 39, was Executive Vice President -- U.S. Sales and Marketing of the Company from 1998 until October 2000 before becoming Executive Vice President and President of Virtual Demand. Prior to joining the Company, Mr. Cullen served as Vice President of the Sony Recording Media and Energy Group from 1987 to 1998.

     Ralph W. Doherty, Jr., age 61, has served as Executive Vice
President -- Worldwide Team Development of the Company since March 2000 and has served as Secretary since September 2000. Prior to joining the Company, Mr. Doherty served as President of Pebblebrook Consulting, Inc., a management consulting firm founded by him in 1993. Mr. Doherty also served a number of years with International Business Machines Corporation, where he held a wide variety of professional, managerial and senior staff positions.

     Suzanne Garrett, age 36, has served as Executive Vice
President -- Merchandising of the Company since February 2000. Since joining the Company in 1991, Ms. Garrett has served as Vice President of Product Management and Marketing, Director of Product Management, Marketing Manager, and New-Products Manager. Prior to joining the Company, Ms. Garrett served as an account executive for United Media.

     Ralph Mitchell, age 41, has served as Executive Vice President -- Finance and Chief Financial Officer of the Company since March 2000. From 1997 until Mr. Mitchell joined the Company, he served as Controller of McKesson HBOC's drug distribution financial operations. Mr. Mitchell served as Chief Financial Officer at Satra Industrial Holdings, a private, international group of trading and distribution companies, during 1995 and 1996. Mr. Mitchell also worked as an investment banker in London and as an accountant with KPMG in New York City and Sydney, Australia.

MEETINGS OF THE BOARD

     The Board of Directors held 11 meetings during the Company's 2001 fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board and Committees on which such director served.

COMMITTEES OF THE BOARD

     The Board of Directors currently has standing Audit and Compensation Committees.

     During fiscal year 2001, the general function of the Audit Committee was to make recommendations to the Board of Directors as to the engagement or discharge of the independent auditors, review the plan and results of the auditing engagement with the independent auditors, review the adequacy of the Company's system of internal accounting controls, monitor compliance with the Company's business conduct policy and direct and supervise investigations into matters within the scope of its duties. The Audit Committee met twice during fiscal year 2001. During fiscal year 2001, Messrs. Vikanis and Murray served on the Audit Committee from the beginning of the fiscal year through October 2000, Messrs. Vikanis and Owen served on the Audit Committee from October 2000 through December 2000, and Messrs. Vikanis and Giordano have served on the Audit Committee since December 2000. During May 2001, Mr. Owen was reappointed to the Audit Committee, which now includes Messrs. Vikanis, Giordano and Owen. All members of the Audit Committee during fiscal year 2001 were non-employee directors.

     The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company's executive officers and other key employees. During fiscal year 2001, Timothy M. Murray and James F. Reilly served on the Compensation Committee from the beginning of the fiscal year through October 2000 and Messrs. Booth and Owen have served on the Compensation Committee since October 2000. All members of the Compensation Committee during fiscal year 2001 were non-employee directors. The Compensation Committee also administers the Company's employee stock option and purchase plans. The Compensation Committee met 11 times in fiscal year 2001.

COMPENSATION OF DIRECTORS

     Each non-employee Director receives an annual director's fee of $20,000 for each year in which he or she serves as a director and an additional $1,000 fee for each Board or Committee meeting he or she attends, in addition to reimbursement of out-of-pocket expenses. The Company has also adopted a Non-Employee Director Stock Option and Retainer Plan (the "Non-Employee Director Plan") pursuant to which each non-employee director (i) may elect to receive payment of the director's fees in shares of common stock in lieu of cash and
(ii) is entitled to receive certain grants of options in accordance with a defined formula, and subject to the conditions precedent, set forth therein.

     The Non-Employee Director Plan is a formula grant plan pursuant to which each non-employee director receives options to purchase shares of common stock as of the date of each annual meeting of stockholders. The number of options to be issued under the Non-Employee Director Plan will increase each year based on the percentage increase, if any, in the Company's earnings before taxes ("EBT") for such fiscal year over the Company's previously reported EBT for the immediately preceding fiscal year. No options will be issued, however, with respect to any fiscal year in which the Company's EBT does not equal or exceed the Company's projected EBT for such year, nor will any options be issued to any non-employee director who does not attend at least 75% of all Board (and committee) meetings held during such fiscal year.

     All options issued under the Non-Employee Director Plan are non-qualified options for federal income tax purposes and have an exercise price equal to the fair market value of a share of common stock as of the date of the annual meeting upon which such option is granted. All options are subject to a three-year cumulative vesting schedule, provided that no option may be exercised within one year of the date of grant.

     Directors who are employees of the Company or any of its subsidiaries do not receive additional compensation for service on the Board of Directors of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and to the other six most highly compensated executive officers of the Company for services rendered to the Company during the fiscal years ended March 31, 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                ANNUAL COMPENSATION                 NUMBER OF
                                     -----------------------------------------      SECURITIES
                                                                  OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPLE POSITION          YEAR    SALARY     BONUS     COMPENSATION      OPTIONS(2)    COMPENSATION(3)
---------------------------          ----   --------   --------   ------------     ------------   ---------------
James R. Powell....................  2001   $250,000   $360,723     $    --          175,000          $ 3,589
  President, Chief Executive         2000    191,385     51,014          --          150,000            3,489
  Officer                            1999    184,690     57,803          --           76,116            3,923
John Cullen........................  2001    165,000    126,341          --           75,000            2,539
  Executive Vice President --        2000    157,100     34,732          --           25,000            2,539
  U.S. Sales and Marketing           1999     82,923      3,750          --           10,000           51,777(4)
Ralph W. Doherty, Jr. .............  2001    165,000    126,341          --          100,000           17,971
  Executive Vice President --        2000      3,173         --          --               --               --
  Worldwide Development              1999         --         --          --               --               --
Suzanne Garrett....................  2001    165,000    126,341          --           75,000            3,118
  Executive Vice President --        2000    128,404      6,377          --           75,000            2,772
  Merchandising                      1999    116,923     13,116          --          110,840            2,941
John D. (Jack) Kearney.............  2001    175,000    126,341          --          189,950            5,264
  Executive Vice President --        2000    175,000    100,000          --               --            4,825
  Corporate Development              1999      3,538         --          --           40,000               --
Ralph Mitchell.....................  2001    165,000    126,341      10,000(1)       175,000            7,237
  Executive Vice President --        2000      5,355         --      10,000(1)            --               --
  Finance and Chief                  1999         --         --          --               --               --
  Financial Officer
Peter D. Wharf.....................  2001    165,000    126,341          --           75,000            7,768
  Executive Vice President --        2000    153,500      6,377          --          100,000            7,768
  Worldwide Supplies                 1999    147,947     17,516          --          181,465            7,999

---------------

(1) During March 2000, Ralph Mitchell joined the Company as Executive Vice President -- Finance and Chief Financial Officer. As an incentive to take the position, Mr. Mitchell was awarded a $20,000 bonus, $10,000 of which was paid during fiscal year 2000 and $10,000 of which was paid during fiscal year 2001.

(2) Information in this column reflects options granted during the stated fiscal years and does not reflect the adjustment and conversion of such options upon the effective date of the PFSweb spin-off.

(3) Unless otherwise noted, All Other Compensation represents compensation with respect to life insurance premiums paid by the Company for the benefit of the named executive officer and employer matching contributions to the Company's 401(K) plan.

(4) Includes payments of $49,238 related to the relocation of Mr. Cullen during fiscal year 1999.

DAISYTEK OPTION GRANTS IN FISCAL YEAR 2001

     The following table sets forth information with respect to grants of stock options by the Company to purchase shares of the Company's common stock during the year ended March 31, 2001 to the named executive officers reflected in the Summary Compensation Table.

                                               INDIVIDUAL GRANTS
                                -----------------------------------------------
                                               % OF
                                               TOTAL
                                              OPTIONS                             POTENTIAL REALIZABLE VALUE
                                NUMBER OF     GRANTED                               AT ASSUMED ANNUAL RATES
                                SECURITIES      TO                                OF STOCK PRICE APPRECIATION
                                UNDERLYING   EMPLOYEES   EXERCISE                     FOR OPTION TERMS(2)
                                 OPTIONS     IN FISCAL   PRICE PER   EXPIRATION   ---------------------------
NAME                            GRANTS(1)      YEAR        SHARE        DATE          5%             10%
----                            ----------   ---------   ---------   ----------   -----------   -------------
James R. Powell...............   175,000        7.1%      $6.3125     7/12/10      $694,732      $1,760,587
John Cullen...................    75,000        3.0%       6.3125     7/12/10       297,742         754,537
Ralph W. Doherty, Jr. ........   100,000        4.1%       6.3125     7/12/10       396,990       1,006,050
Suzanne Garrett...............    75,000        3.0%       6.3125     7/12/10       297,742         754,537
John D. (Jack) Kearney........   150,000        6.1%       6.3125     7/12/10       595,485       1,509,075
                                  39,950        1.6%       6.6800     6/08/10       167,831         425,316
Ralph Mitchell................   175,000        7.1%       6.3125     7/12/10       694,732       1,760,587
Peter D. Wharf................    75,000        3.0%       6.3125     7/12/10       297,742         754,537

---------------

(1) Subject to three-year cumulative vesting schedule.

(2) The dollar amounts disclosed in these columns, which reflect appreciation of the Company's common stock at the 5% and 10% rates of stock appreciation prescribed by the rules of the Securities and Exchange Commission, are not intended to be a forecast of the Company's common stock price and are not necessarily indicative of the actual values which may be realized by the named executive officers or the stockholders.

AGGREGATED DAISYTEK OPTION EXERCISES IN FISCAL YEAR 2001 AND DAISYTEK OPTION VALUES ON MARCH 31, 2001

     The following table sets forth information concerning the aggregate Company stock option exercises during the fiscal year ended March 31, 2001 and Company stock option values as of March 31, 2001 for unexercised Company stock options held by each of the named executive officers.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             NUMBER OF                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                 OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE     RECEIVED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
James R. Powell...........       --         $ --       226,392        420,889       $108,006       $582,868
John Cullen...............       --           --        21,827         92,981         28,281        147,757
Ralph W. Doherty, Jr. ....       --           --        16,667         83,333         25,000        125,000
Suzanne Garrett...........       --           --       168,895        236,282         76,965        307,937
John D. (Jack) Kearney....       --           --        66,948        186,922         48,811        221,433
Ralph Mitchell............       --           --        29,167        145,833         43,750        218,750
Peter D. Wharf............       --           --       254,617        318,180        105,188        379,333

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $7.8125, the closing market price reported by The Nasdaq National Market on March 31, 2001.

CHANGE IN CONTROL AND SEVERANCE AGREEMENTS

     The Company and each of Messrs. Powell, Cullen, Doherty, Kearney, Mitchell, Wharf and Ms. Garrett have entered into Change in Control and Severance Agreements. Under these agreements, and in considera-tion of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. In addition, during the two year period following a change in control, if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer's responsibilities, compensation or benefits to which the officer does not consent, then in each case, the officer is entitled to receive from the Company all salary and bonus amounts accrued through the date of termination plus a severance payment equal to twice the officer's highest annual rate of salary during the 12-month period immediately preceding the officer's termination date, and bonus. If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance payment.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2001

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the fiscal year ended March 31, 2001. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for approval or recommendation to the Board of Directors of the compensation arrangements for the Company's senior executive officers. The members of the Committee are Dale A. Booth and Daniel T. Owen, both of whom are non-employee directors.

     The Committee believes that the total compensation of the Company's senior executive officers should be primarily based on the subjective determination of the Committee as to the Company's overall financial performance and the individual contribution to such performance. The Committee further believes that a portion of total compensation should consist of variable, performance-based components such as stock option awards and bonuses, which it can increase or decrease to reflect its assessment of changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhance profitability and stockholder value.

     In formulating compensation levels and policies for the 2001 fiscal year, the Committee did not retain an independent compensation consultant, nor did the Committee rely upon any formal study or review of comparable companies in the Company's industry.

     The Committee annually establishes the salaries to be paid to the Chief Executive Officer and other senior executive officers during each fiscal year. Base salaries for senior executive officers are set to reflect the duties and level of responsibility in each position. In setting salaries, the Committee takes into account several factors including individual job performance, the level of responsibility and, to the extent information is available, competitive pay practices in the Company's industry. The Committee does not assign specific relative weights to the various factors it considers, however, but rather exercises its discretion and makes a judgment after considering all factors it deems relevant.

     For fiscal year 2001 the base salary of Mr. James R. Powell, who served as Chief Executive Officer, was $250,000. The Committee believes that this amount appropriately reflected Mr. Powell's services to the Company and its subsidiaries, although such determination was not based upon any specific qualitative or quantitative formula.

     In considering bonus compensation awards, and in order to more closely link executive compensation to the Company's performance, the Committee approved a bonus program pursuant to which bonus compensation is subject to the Company's net income being equal to or greater than net income projected by analysts and an approved budgeted net income amount. Under this program, Mr. Powell is entitled to receive a cash bonus equal to (i) .80% of the Company's quarterly earnings before taxes paid if the Company achieves certain estimates for quarterly net income and (ii) $150,000 if the Company meets the approved budgeted annual net income amount. Other selected officers are entitled to receive a cash bonus equal to (i) .10% of the Company's quarterly earnings before taxes paid if the Company achieves certain estimates for quarterly net income and (ii) $100,000 if the Company meets the approved budgeted annual net income amount.

     The Committee also administers the Company's stock option plans and recommends other option grants which are used to further link executive compensation to the Company's performance. All options are subject to a multi-year cumulative vesting schedule and have an exercise price not less than the fair market value of the Company's stock on the date of grant. During fiscal year 2001, Mr. Powell received options to purchase 175,000 shares of the Company common stock.

     As part of its overall consideration of executive compensation, the Committee considers the anticipated tax treatment of various payments and benefits, including the applicability of Section 162(m) of the Internal Revenue Code which provides a limit on the deductibility of compensation for certain executive officers in excess of $1,000,000 per year. The Committee believes that no named executive officer in the Summary Compensation Table had taxable compensation for fiscal year 2001 in excess of the deduction limit. The Committee intends to continue to evaluate the impact of this Code provision.

     The Committee believes that the policies and programs described above have supported the Company's business objectives and have contributed to the Company's performance.

                                            COMPENSATION COMMITTEE

                                            Dale A. Booth
                                            Daniel T. Owen

REPORT OF THE AUDIT COMMITTEE

     The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process. The information contained in the Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors, which is included as Annex A to this proxy statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, which replaced Arthur Andersen LLP as the Company's independent auditors on December 18, 2000, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent auditors, and are in no way designed to supersede or alter the traditional responsibilities of the Company's management and the independent auditors. The Audit Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements with management.

     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with the auditors the auditors' independence.

  Fees Paid to Auditors

     The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last annual audit were $220,000 and all other fees were $634,000, including audit related services of $555,000 and nonaudit services of $79,000. On December 18, 2000, the Company dismissed Arthur Andersen LLP as its independent public accountants. Fees paid to Arthur Andersen during fiscal year 2001 totaled $145,000 related to reviews of interim financial information and $292,000 related to nonaudit services.

     Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE

                                            Nicholas Giordano
                                            Peter P.J. Vikanis
                                            Daniel T. Owen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 18, 2001, certain information regarding the beneficial ownership of the Company's common stock by (i) each person who is known to the Company to beneficially own more than 5% of the common stock, (ii) each of the Directors, the Director nominees and the named executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them. Information in this table regarding options to purchase shares of the Company's common stock reflects the adjustment and conversion of such options upon the effective date of the spin-off of PFSweb. See "Certain Relationships and Related Transactions."

                                                              NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES     PERCENT(1)
------------------------------------                          ---------   ----------
Advisory Research...........................................  1,389,350      9.0%
  180 North Stetson Avenue, Suite 378
  Chicago, Illinois 60601
David A. Heap(2)............................................  1,120,629      7.3%
  66/70 Vicar Lane
  Bradford, West Yorkshire BD15AG, England
J.P. Morgan and Company Incorporated........................  1,088,527      7.1%
  522 Fifth Ave
  New York, New York 10036
Pequot Capital Management...................................    909,500      5.9%
  500 Nyla Farm Road
  Westport, Connecticut 06880
Dale A. Booth(3)............................................     18,764        *
John Cullen(4)..............................................     56,662        *
Ralph W. Doherty, Jr.(5)....................................     42,970        *
Suzanne Garrett(6)..........................................    242,627      1.6%
Nicholas A. Giordano(7).....................................     17,500        *
John D. Kearney(8)..........................................    117,911        *
Ralph Mitchell(9)...........................................     80,528        *
Daniel T. Owen(10)..........................................     16,667        *
James R. Powell(11).........................................    364,276      2.4%
Peter P.J. Vikanis(12)......................................     35,090        *
Peter D. Wharf(13)..........................................    349,472      2.3%
All directors and executive officers as a group (12
  persons)(14)..............................................  1,383,400      9.0%

---------------

  *  Represents less than 1%

 (1) This table is based on 15,419,359 shares of common stock outstanding on July 18, 2001, excluding 3,352,305 shares of common stock held in treasury. The addresses for Messrs. Booth, Cullen, Doherty, Giordano, Kearney, Mitchell, Owen, Powell, Vikanis, Wharf and Ms. Garrett is c/o Daisytek International Corporation, 1025 Central Expressway South, Suite 200, Allen, Texas 75013.

 (2) Does not include 900 shares held by Mr. Heap's spouse as custodian for minor children as to which beneficial ownership is disclaimed.

 (3) Includes outstanding options to purchase 16,667 shares of common stock, which are fully vested and exercisable.

 (4) Includes outstanding options to purchase 50,948 shares of common stock, which are fully vested and exercisable.

 (5) Includes outstanding options to purchase 33,333 shares of common stock, which are fully vested and exercisable.

 (6) Includes outstanding options to purchase 235,327 shares of common stock, which are fully vested and exercisable.

 (7) Includes outstanding options to purchase 12,500 shares of common stock, which are fully vested and exercisable.

 (8) Includes outstanding options to purchase 109,023 shares of common stock, which are fully vested and exercisable. Does not include 200 shares held by Mr. Kearney's spouse as custodian for minor children as to which beneficial ownership is disclaimed.

 (9) Includes outstanding options to purchase 70,833 shares of common stock, which are fully vested and exercisable.

(10) Represents outstanding options to purchase 16,667 shares of common stock, which are fully vested and exercisable.

(11) Includes outstanding options to purchase 354,265 shares of common stock, which are fully vested and exercisable.

(12) Includes outstanding options to purchase 22,145 shares of common stock, which are fully vested and exercisable.

(13) Includes outstanding options to purchase 349,272 shares of common stock, which are fully vested and exercisable.

(14) Includes outstanding options to purchase 1,304,313 shares of common stock, which are fully vested and exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal year 2001, the Company completed the spin-off of PFSweb, the Company's former wholly-owned subsidiary that is an international provider of transaction management services to both traditional and e-commerce companies. In December 1999, PFSweb completed an initial public offering of 3,565,000 shares of its common stock (the "IPO"), thereby reducing the Company's ownership in PFSweb to 80.1%. On July 7, 2000, the Company announced the completion of the spin-off of PFSweb by means of a tax-free distribution of the Company's remaining 80.1 percent ownership of PFSweb (the "Spin-off") after receiving a favorable private letter ruling from the Internal Revenue Service regarding the tax-free treatment of the distribution of the Company's remaining ownership in PFSweb. At the time of both the IPO and the Spin-off, Mark C. Layton, who was Chairman of the Board of the Company until October 2000, also served as Chairman of the Board, President and Chief Executive Officer of PFSweb. In addition, James F. Reilly and Timothy M. Murray, who were also members of the Board of Directors of the Company until October 2000, also served as members of the board of directors of PFSweb at the time of the IPO and the Spin-off. Finally, Christopher Yates, who served as a member of the Board of Directors of the Company until October 2000, served as served as Executive Vice President, Chief Sales and Marketing Officer and a director of PFSweb at the time of the IPO and the Spin-off.

     As part of the IPO, PFSweb and the Company entered into various agreements governing the transaction management services that PFSweb provided for the Company, all of which agreements are described in the Company's 2000 Proxy Statement. All of these agreements remain in full force and effect, except the Transition Services Agreement, which expired according to its terms in June 2000, and except as described below. Additionally, in connection with the IPO, PFSweb purchased from the Company certain fixed assets in the central distribution complex in Memphis, Tennessee.

     On May 25, 2001, the Company completed a transaction to purchase certain Memphis distribution assets from PFSweb (the "Asset Purchase"), including those assets previously sold to PFSweb at the time of the IPO. The aggregate cost of this transaction is estimated to be approximately $16 million, including $11 million payable to PFSweb and $5 million to implement segregated information technology platforms and to expand fulfillment capabilities. The Company expects to recognize a special charge of approximately $2.7 million after taxes during the first quarter of fiscal year 2002 related to this transaction. Prior to completion of the transaction, the Company received a favorable supplemental ruling from the Internal Revenue Service that the acquisition of certain fixed assets would not adversely affect the June 2000 Internal Revenue Service ruling.

     As part of the Asset Purchase, the Company and PFSweb agreed to terminate the Transaction Management Services Agreement and the Strategic Alliance Services Agreement entered into in connection with the IPO. In addition, under a new Transition Services Agreement, PFSweb has agreed to continue to offer services to the Company for a six-month period to support the transfer of fulfillment operations and transaction processing back to the Company, including the transition to a separate information technology platform. Finally, pursuant to an Assignment of Industrial Lease Agreement dated May 9, 2000, the Company assigned PFSweb its interest in a lease covering approximately 371,233 square feet of warehouse space used in connection with the Memphis facility.

     All of the agreements between the Company and PFSweb were negotiated in the overall context of the Spin-off and Asset Purchase. Although the Company generally believes that the terms of these agreements are consistent with fair market values, there can be no assurance that the prices charged to or by each company under these agreements are not higher or lower than the prices that may be charged to, or by, unaffiliated third parties for similar services.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company makes available one-year and three-year loans to its executive officers and non-employee directors. The one-year loans accrue interest at the Company's effective borrowing rate and the three-year loans accrue interest at the Company's effective borrowing rate plus one percent. At March 31, 2001, loan amounts classified as short-term under these contracts were $0.5 million and loan amounts classified as long-term under these contracts were $0.6 million. During fiscal year 2001, Mr. Powell had maximum loans outstanding under these programs of $0.4 million.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock with that of the cumulative total return of The Nasdaq Stock Market (U.S.) and The Nasdaq Non-Financial Stocks Index for the five year period ended March 31, 2001. The following information is based on an annual investment of $100, on March 31, 1996, in the Company's common stock, The Nasdaq Stock Market (U.S.) and The Nasdaq Non-Financial Stocks Index.

     The information in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                       3/31/96   3/31/97   3/31/98   3/31/99   3/31/00   3/31/01
--------------------------------------------------------------------------------
 Daisytek              100.00     94.70    147.73    100.76     95.83     75.16
 Nasdaq U.S.(a)        100.00    111.15    168.47    227.60    423.35    169.48
 Nasdaq
  Non-Financial(a)     100.00    107.86    161.78    226.02    442.11    165.21

(a) Prepared by the Center for Research in Security Prices.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

CHANGE IN ACCOUNTANTS

     On December 18, 2000, the Company dismissed Arthur Andersen LLP as its independent public accountants. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors of the Company.

     The reports of Arthur Andersen LLP on the Company's financial statements for the fiscal years ended March 31, 2000 and March 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended March 31, 2000 and March 31, 1999, and in the subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to such matter in connection with its report. During fiscal years 2000 and 1999 and through the date of dismissal there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

     On December 18, 2000, the Audit Committee of the Board of Directors recommended the engagement of Ernst & Young LLP as the Company's independent public accountants for its fiscal year ending March 31, 2001 and this decision was approved by the Board of Directors of the Company on December 18, 2000. During fiscal years 2000 and 1999 and through the date of engagement, the Company has not consulted with Ernst & Young LLP on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the financial statements; or (3) the subject matter of any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) with the Company's former auditor.

     The Company previously provided Arthur Andersen LLP with a copy of the disclosures made with respect to the change in accountants in connection with filing the Current Report on Form 8-K filed December 22, 2000. Arthur Andersen LLP furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements made by the Company in such Current Report. A copy of the letter from Arthur Andersen LLP was filed as an exhibit to the Company's Current Report on Form 8-K filed December 22, 2000.

APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2002

     The Company has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2002. Ernst & Young LLP has audited the Company's financial statements since December 18, 2000. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors of the Company recommends a vote FOR ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2002.

ITEM 3. AMENDMENT TO THE DAISYTEK INTERNATIONAL CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

     Stockholders are being asked to approve an amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan") to increase the number of shares of common stock reserved for issuance under the Plan from 250,000 to 500,000 shares. The Board of Directors adopted the proposed amendment to the Plan on July 16, 2001, subject to stockholder approval at this meeting.

     The Company believes that the amendment to increase the number of shares of common stock reserved for issuance under the Plan is necessary to ensure that a sufficient reserve of common stock is available under the Plan. The Company also believes that operation of the Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's long-term growth and success.

     On July 16, 2001, the Board also adopted an amendment to the Plan (which does not require stockholder approval) to provide for a new Section 12 to be added to the Plan to address proposed changes in tax withholding with respect to employee stock purchase plans. The Internal Revenue Service announced in January 2001 its intention to issue further guidance and decisions about the application of FICA, FUTA and federal income tax withholdings and payment in connection with options to purchase employer stock under employee stock purchase plans exercised subsequent to January 1, 2003. In the event that such tax withholding requirements are implemented by the Internal Revenue Service, the Company will be in a position to comply with such requirements.

     A copy of the amendments to increase the number of shares of common stock reserved for issuance under the Plan and to address the proposed changes in tax withholding and the Plan are attached to this proxy statement as Annex B. The following is a summary of the principal features of the Plan.

     History of the Plan. In August 1998, the Board of Directors adopted and the stockholders approved the Plan and reserved 250,000 shares of common stock for issuance under the Plan.

     Purpose. The purpose of the Plan is to provide eligible employees of the Company and designated subsidiaries an opportunity to purchase common stock through accumulated payroll deductions to enhance such employees' sense of participation in the Company's affairs and to provide an incentive for continued employment.

     Termination. Unless sooner terminated by the Board of Directors of the Company, the Plan will terminate when all shares available for issuance or purchase under the Plan have been purchased pursuant to an offering under the Plan or the date of any dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company into another corporation or entity (if the Company is not the surviving corporation of such merger or consolidation) or the acquisition by another person or entity of 80% or more of the Company's then outstanding voting stock.

     Administration. The Plan is to be administered by a committee of the Board of Directors of the Company and must consist of non-employee Directors who are appointed by the Board. The Board of Directors has designated the Compensation Committee as administrator of the Plan.

     Eligibility. All employees of the Company, or any subsidiary, are eligible to participate in an offering period (discussed below) under the Plan except the following:

     - employees who are customarily employed for 20 hours or less each week;

     - employees who have not completed 15 days of employment with the Company;

     - employees who are customarily employed for five months or less in a calendar year;

     - employees who own stock or hold options to purchase stock or who, as a result of participation in the Plan, would own stock or hold options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of the Company's capital stock; and

     - employees belonging to a class or group of otherwise eligible employees which the Compensation Committee deems ineligible for participation in any offering.

     As of July 18, 2001, approximately 690 persons were eligible to participate in the Plan and 142,764 shares had been issued to the Company's employees pursuant to the Plan. As of that date, 107,236 shares were available for future issuance under the Plan, not including the proposed amendment to the Plan. No shares have been issued to current directors who are not currently executive officers under the Plan. The number of shares reserved for issuance under the Plan is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

     No participating employee is permitted to purchase shares under the Plan at a rate which, when aggregated with such employee's rights to purchase stock under all similar plans of the Company, exceeds $25,000 in fair market value determined at the time such option is granted for each calendar year in which a participating employee participates in the Plan.

     Offering Period. Each offering under the Plan is for a period as determined by the Compensation Committee. The Compensation Committee has the power to set the beginning of any offering period and to change dates or the duration of offering periods without stockholder approval. The first day of each offering period is the commencement date for such offering period and the last day of each offering period is the purchase date for such offering period. On the commencement date, each participating employee is granted a right to purchase on the purchase date of such offering period, at the applicable purchase price, shares of common stock. Every eligible employee on the commencement date of an offering may participate in such offering provided such individual remains an eligible employee until the purchase date. If the number of shares calculated for purchase on an purchase date exceeds the number of shares available for issuance under the Plan, the Company will make a pro rata allocation of the shares among participating employees.

     Purchase Price. The purchase price of shares that may be acquired in any offering period under the Plan will be set by the Compensation Committee but will not be less than 85% of the lower of: (1) the fair market value of the shares on the commencement date or (2) the fair market value of the shares on the purchase date. The fair market value of a share of the common stock is deemed to be the closing sale price of the common stock on the principle exchange on which shares of the common stock are then trading. As of July 18, 2001, the record date, the closing price of the Company's common stock as quoted on the Nasdaq National Market was $16.14 per share.

     Plan Benefits. During fiscal year 2001, Mr. Cullen purchased 357 shares of common stock under the Plan. No other executive officer purchased shares of common stock under the Plan during fiscal year 2001. The total number of shares of common stock purchased under the Plan during fiscal year 2001 was 42,801, of which 42,444 was purchased by the non-executive officer employee group.

FEDERAL INCOME TAX INFORMATION

     The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the Company and employees participating in the Plan. Federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the Plan.

     The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

     Tax Treatment of the Participating Employee. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee disposes of the shares by sale, exchange or other transfer of legal title.

     Holding Period Requirements Met. If shares are held more than one year after the date of purchase and until more than two years from the beginning of the applicable offering period, or if the participating employee dies while owning the shares, the participating employee realizes ordinary income on a sale or other disposition, to the extent of the lesser of: (1) the amount by which the fair market value of the shares at the beginning of the offering period exceeds the purchase price or (2) the actual gain (the amount by which the fair market value of the shares on the date of sale or other disposition exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

     Holding Period Requirements Not Met. If the shares are not held for more than one year after the date of purchase and more than two years from the beginning of the applicable offering period but are sold or are otherwise disposed of including by way of gift, but not death, bequest or inheritance, which is referred to as a disqualifying disposition, the participating employee may realize both ordinary income and capital gain at the time of sale or other disposition. The excess of the fair market value of the shares at the date of purchase over the purchase price will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition. In addition to ordinary income, the excess, if any, of the proceeds of sale over the fair market value of the shares at the date of purchase is a capital gain. If the stock is sold for less than the fair market value at the date of purchase, the participating employee will have a capital loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be used annually against ordinary income.

     Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Plan only to the extent that the participating employee recognizes ordinary income on a disqualifying disposition of the shares. The Company will treat any transfer of record ownership of shares as a disposition, unless the Company is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which the Company is entitled, participating employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Plan.

ERISA

     The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Internal Revenue Code.

  New Plan Benefits

     The amounts of future purchases under the Plan by the Company's executive officers and employees are not determinable because under the terms of the Plan such purchases are based on participant contributions. Future purchase prices under the Plan are not determinable because they are based on the fair market value of the Company's common stock at the beginning of each offering period and on each purchase date.

     The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Daisytek International Corporation 1998 Employee Stock Purchase Plan.

                              GENERAL INFORMATION

VOTING PROCEDURES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

SOLICITATION COSTS

     The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone, email, fax or by telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of the stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Company, addressed to Ralph W. Doherty, Jr., the Company's Secretary, 1025 Central Expressway South, Suite 200, Allen, Texas, 75013, no later than April 5, 2002 (assuming that the Company's 2002 Annual Meeting of stockholders is held on a date that is within 30 days from the date on which the 2001 Annual Meeting was held) for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Exchange Act.

     Pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2002 Annual Meeting under proxies it solicits to vote on a proposal made by a stockholder, unless the Company is notified about the proposal no later than June 21, 2002 (assuming that the Company's 2002 Annual Meeting of the stockholders is held on a date that is within 30 days from the date on which the 2001 Annual Meeting was held).

     With respect to business to be brought before the Annual Meeting to be held on August 30, 2001, the Company has not received any notices from stockholders that the Company was required to include in this Proxy Statement.

COMPLIANCE WITH CERTAIN REPORTING OBLIGATIONS

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the SEC and the Company.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 2001, all reports required to be so filed were filed in accordance with the provisions of Section 16(a), except that Dale A. Booth reported two grants of stock late in a Form 5 filing on July 25, 2001 and Peter P. J. Vikanis will report two grants of stock late in a Form 5 filing.

FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report on Form 10-K for the year ended March 31, 2001 is being sent to stockholders of record as of the Record Date together with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

                                 OTHER MATTERS

     The Board of Directors knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment, and in accordance with Rule 14a-4 promulgated under the Exchange Act.

     The Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, including the financial statements, to each stockholder upon written request to Ralph W. Doherty, Jr., Daisytek International Corporation, 1025 Central Expressway South, Suite 200, Allen, Texas 75013.

                                            By Order of the Board of Directors,

                                            /s/ R.W. DOHERTY, JR.

                                            R.W. Doherty, Jr.
                                            Secretary

Allen, Texas
August 6, 2001

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          (1) Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          (2) Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

          (3) Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

          (4) The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV below of this Charter.

II. COMPOSITION

     Effective no later than June 2001, the Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered "independent," for purposes of serving as a member of the Committee if, among other things, he or she has:

     - Been employed by the Corporation or its affiliates in the current or past three years;

     - Accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     - An immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

     - Been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for the year, or $200,000, whichever is more, in any of the past three years; or

     - Been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or any outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Audit Committee shall submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

III. MEETINGS

     The Committee shall meet at least two times annually, or more or less frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management annually to review the scope of the current year audit, procedures to be utilized and conclusions therefrom, and to review the Corporation's financials consistent with IV below.

     The independent accountants shall be accountable to the Audit Committee and ultimately to the Board of Directors.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

     (1) Review and update this Charter periodically, as conditions dictate.

     (2) Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     (3) Review the regular internal reports to management prepared by the internal auditing department and management's response.

     (4) Review with financial management and the independent accountants each 10-Q and 10-K prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

 Independent Accountants

     (5) Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence, including a review of management consulting and other service fees not related to the provision of audit services.

     (6) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant, and appoint any new independent accountants.

     (7) Periodically consult with the independent accountants, out of the presence of management, about internal controls and the truthfulness and accuracy of the Corporation's financial statements.

 Financial Reporting Processes

     (8) In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     (9) Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     (10) Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

  Process Improvement

     (11) Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     (12) Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     (13) Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     (14) Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

 Ethical and Legal Compliance

     (15) Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     (16) Review management's monitoring of the Corporation's compliance with the Corporation's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     (17) Review activities, organizational structure, and qualifications of the internal audit department.

     (18) Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     (19) Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

V. GENERAL

     To the extent not otherwise inconsistent herewith, the applicable provisions of the Corporation's Bylaws shall be incorporated herein, and without limitation of the specific duties and responsibilities set forth above, the Committee shall:

          - Consider and make recommendations to the Board with respect to the employment of a firm of independent public accountants;

          - Confer with the Corporation's independent public accountants to determine the scope of the audit that such accountants will perform;

          - Receive reports from the independent public accountants and transmit such reports to the Board, and after the close of the fiscal year, transmit to the Board the financial statements certified by such accountants;

          - Inquire into, examine and make comments on the accounting procedures of the Corporation and the reports of the independent public accountants; and

          - Consider and make recommendations to the Board upon matters presented to it by the officers of the Corporation pertaining to the audit practices and procedures adhered to by the Corporation.

                                                                         ANNEX B

          PROPOSED AMENDMENT TO THE DAISYTEK INTERNATIONAL CORPORATION
                       1998 EMPLOYEE STOCK PURCHASE PLAN

     It is proposed that Section 6(a) of the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan") shall be restated in its entirety as follows:

          6. Shares available under the Plan

             (a) Subject to the provisions of Section 7 hereof, the aggregate number of shares of Common Stock available for purchase pursuant to all Offerings under the Plan shall be 500,000 shares, which may be authorized but unissued shares, treasury shares or shares purchased in the open market.

                 AMENDMENT TO THE PLAN ADOPTED ON JULY 16, 2001

     On July 16, 2001, the Board of Directors amended the Plan to add a new
Section 12 to the Plan, as follows:

          12. Tax withholding

             (a) As a condition to participation in the Plan, the Eligible Employee shall make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the purchase of Common Stock by an Eligible Employee pursuant to the Plan and the issuance of shares of Common Stock by the Company. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

             (b) In the absence of any other arrangement, the Eligible Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the payroll payments otherwise payable after the purchase by the Eligible Employee of Common Stock pursuant to the Plan.

     Capitalized terms not defined herein shall have the meaning set forth in the Plan.

                       DAISYTEK INTERNATIONAL CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF THE PLAN

     The purpose of the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan") is to provide employees of Daisytek International Corporation (the "Company") and designated Subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock, $.01 par value, of the Company ("Common Stock"). It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), and the provisions of the Plan shall be construed accordingly.

2. DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Business Day" means each day that the New York Stock Exchange, Inc. is open for the transaction of business.

          (b) "Fair Market Value" means, with respect to the Common Stock as of any date (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock, in each case, on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

          (c) "Participating Company" shall mean the Company and each Subsidiary which the Committee has designated to participate in the Plan.

          (d) "Offering Period" means each period which begins on a Commencement Date and ends on a Purchase Date during which Eligible Employees may purchase Common Stock pursuant to an Offering under the Plan.

          (e) "Commencement Date" shall mean the first Business Day of each Offering Period.

          (f) "Eligible Employee" means any person who, on a Commencement Date,
     (i) is customarily scheduled to be employed by any Participating Company as an employee for at least twenty (20) hours per week and for more than five
     (5) months in any calendar year, and (ii) has completed fifteen (15) days of employment with the Company or any Subsidiary.

          (g) "Purchase Date" shall mean the last Business Day of each Offering Period.

          (h) "Offering" means any proposal made in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Common Stock under the Plan during an Offering Period.

          (i) "Subsidiary" shall mean any corporation which is a "subsidiary" of the Company, as that term is defined in Section 424(f) of the Code.

3. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board. The Board may limit the members of the Committee to directors who are both "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors," as defined in Section 162(m) of the Code. Subject to the limitations set forth in the preceding sentence, the powers of the Committee may be exercised by the Compensation Committee or the Stock Option Committee of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may be removed by the Board at any time and may resign at any time. Vacancies in the Committee shall be filled by the Board. The Board reserves the right to serve as the Committee if it so elects, and, in which event, the term "Committee" shall mean the Board. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, persons claiming rights from or through employees and the stockholders of the Company.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to designate the Subsidiaries whose employees will participate in the Plan, (b) to determine the maximum number of shares of Common Stock to be acquired by each Eligible Employee during each Offering Period, (c) to determine the terms and conditions of each Offering, (d) to determine the length of each Offering Period and the Commencement Date thereof, (e) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and the conduct of each Offering, and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4. PARTICIPATION IN THE PLAN

     (a) Only individuals who are employees of a Participating Company shall be eligible to acquire Common Stock pursuant to any Offering under the Plan. Except as provided in paragraph (b) hereof, every Eligible Employee on the Commencement Date of an Offering shall be eligible to participate in such Offering, provided such individual remains an Eligible Employee until the Purchase Date.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be eligible to participate in any Offering if:

          (i) on the Commencement Date, such Eligible Employee would own stock (together with stock owned by any other person or entity that would be attributed to such Eligible Employee pursuant to Section 424(d) of the
     Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary; or

          (ii) the Eligible Employee belongs to a class or group of Eligible Employees which the Committee deems ineligible for participation in any Offering (as the Committee may determine from time to time), so long as the exclusion of such class or group of Eligible Employees from participation in an Offering does not jeopardize the qualification of the Plan under
     Section 423 of the Code or other applicable laws.

5. OFFERINGS

     (a) The Plan shall be implemented by a series of Offerings to all Eligible Employees, the duration and frequency of which will be specified from time to time by the Committee.

     (b) Each Offering shall permit each Eligible Employee to purchase on the Purchase Date shares of Common Stock at a purchase price per share determined by the Committee which shall not be less than the lower of (i) 85% of the Fair Market Value of the Common Stock on the Commencement Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

     (c) No Offering Period pursuant to the Plan shall be for a period greater than 12 months from the Commencement Date.

     (d) All Eligible Employees participating in an Offering under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Eligible Employees so long as such differences do not jeopardize the qualification of the Plan under Section 423 of the Code or violate other applicable law.

6. SHARES AVAILABLE UNDER THE PLAN

     (a) Subject to the provisions of Section 7 hereof, the aggregate number of shares of Common Stock available for purchase pursuant to all Offerings under the Plan shall be 250,000 shares, which may be authorized but unissued shares, treasury shares or shares purchased in the open market,

     (b) If the total number of shares of Common Stock to be purchased on any Purchase Date when added to the number of shares of Common Stock previously purchased pursuant to Offerings under the Plan exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available for purchase in such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the amounts received from each Eligible Employee in excess of the amounts applied to purchase Common Stock shall be refunded to each Eligible Employee.

7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange or other similar transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be available under the Plan, (ii) the number and kind of shares of Common Stock issuable or to be purchased in respect of any current Offering, and (iii) the purchase price relating to any purchase of Common Stock to be acquired in any Offering; provided, however, that no adjustment shall be made if, or to the extent that, such adjustment would cause the Plan to violate Section 423 of the Code.

8. ACCRUAL LIMITATIONS

     (a) No Eligible Employee shall be entitled to accrue rights to acquire Common Stock in any Offering under this Plan (which right shall accrue on the Purchase Date for an Offering Period) if, and to the extent, such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Offering under this Plan during the same calendar year and (ii) rights accrued under any other employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or any Subsidiary during the same calendar year, would cause such Eligible Employee to be able to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of Common Stock or stock of any Subsidiary (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

9. MERGER, CONSOLIDATION, LIQUIDATION, ETC.

     Upon the effective date of any Corporate Transaction (as herein defined), any outstanding Offering under the Plan will terminate and such date shall be treated as the Purchase Date, and in lieu of the issuance of Common Stock to participating Eligible Employees, there shall be paid to such Eligible Employees, for each such share of Common Stock, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and as of the effective date of such Corporate Transaction. As used herein, the term "Corporate Transaction" shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company, (iii) the merger or consolidation of the Company with or into another corporation or entity (if the Company is not the surviving corporation of such merger or consolidation) or
(iv) the acquisition by another person or entity of 80% or more of the Company's than outstanding voting stock.

10. GENERAL PROVISIONS

     (a) Neither the Plan nor any action taken hereunder shall be construed as giving any employee or Eligible Employee any right to be retained in the employ of the Company or any Subsidiary, and no employee of any Subsidiary which is not a Participating Company shall have any claim or right to participate in any Offerings under the Plan.

     (b) No right of an Eligible Employee to purchase Common Stock pursuant to an Offering under the Plan shall be assigned or transferred by such Eligible Employee and such rights to purchase Common Stock pursuant to an Offering shall be exercisable during the lifetime of the Eligible Employee only by the Eligible Employee.

     (c) No Offering shall confer on any Eligible Employee any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Eligible Employee in accordance with the terms of the Offering.

     (d) This Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the rights to purchase in any Offering shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Plan and rights granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     (e) The provisions of the Plan shall be governed by the laws of the State of Delaware without giving effect to applicable conflict-of-laws rules.

11. EFFECTIVE DATE; AMENDMENT; TERMINATION

     (a) The Plan shall become effective if and when approved by the stockholders of the Company at the 1998 Annual Meeting of Stockholders.

     (b) The Board of Directors of the Company may terminate the Plan or amend the Plan from time to time; provided, however, that the Board of Directors of the Company shall not, without the approval of the stockholders of the Company
(i) increase the number of shares available for purchase pursuant to all Offerings, (ii) change the class of persons eligible to participate in Offering under the Plan, or (iii) reduce the purchase price of Common Stock below that set forth in Section 5(b) herein.

     (c) Unless sooner terminated by the Board of Directors of the Company, the Plan shall terminate when all shares available for issuance or purchase under the Plan have been purchased pursuant to an Offering under the Plan, or the date of any Corporate Transaction, if earlier.

                       DAISYTEK INTERNATIONAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              2001 ANNUAL MEETING OF STOCKHOLDERS - AUGUST 30, 2001

The undersigned stockholder(s) of Daisytek International Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints James R. Powell and Ralph
W. Doherty, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Daisytek International Corporation to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas at 10:00 a.m. on August 30, 2001, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth on the reverse side.

THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND FOR THE AMENDMENT TO THE DAISYTEK INTERNATIONAL CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                            (Continued on other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                                                              Please mark
                                                                                                             your votes as
                                                                                                             indicated in   [X]
                                                                                                             this example

                                    FOR    WITHHELD
                                            FOR ALL                                                         FOR   AGAINST   ABSTAIN
1. ELECTION OF CLASS I DIRECTORS    [ ]       [ ]          ITEM 2-PROPOSAL TO RATIFY THE APPOINTMENT OF     [ ]     [ ]       [ ]
   Nominees:                                                      ERNST & YOUNG LLP AS INDEPENDENT
                                                                  AUDITORS OF THE COMPANY FOR THE FISCAL
   01 James R. Powell                                             YEAR ENDING MARCH 31, 2002.
   02 Daniel T. Owen and
   03 Peter D. Wharf                                       ITEM 3-PROPOSAL TO AMEND THE DAISYTEK            [ ]     [ ]       [ ]
                                                                  INTERNATIONAL CORPORATION 1998 EMPLOYEE
                                                                  STOCK PURCHASE PLAN TO INCREASE THE
                                                                  NUMBER OF SHARES AVAILABLE FOR ISSUANCE
                                                                  UNDER SUCH PLAN FROM 250,000 TO 500,000.
(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
THE NOMINEE'S NAME ABOVE)                                         In their discretion, the Proxies are
                                                                  authorized to vote upon such other business
                                                                  as may properly come before the meeting.

                                                                             Signature
                                                                                      --------------------------------------------

                                                                             Signature
                                                                                      --------------------------------------------
                                                                             (To be signed if shares are held by joint
                                                                             tenants as Community Property)

                                                                             Title, if applicable:
                                                                                                  --------------------------------

                                                                             Dated:                                         , 2001
                                                                                   -----------------------------------------



                                                                             This proxy should be dated and signed by the
                                                                             Stockholder(s) exactly as his or her name appears
                                                                             thereon and returned promptly in the enclosed
                                                                             envelope. Persons signing in a fiduciary capacity as
                                                                             attorney, executor, administrator, trustee or
                                                                             guardian should so indicate. If shares are held by
                                                                             joint tenants as community property, both should sign.
